                                                                    Exhibit 10.1

                                THERMA-WAVE, INC.

                         DIRECTOR STOCK OPTION AGREEMENT
                           (Nonqualified Stock Option)

            THIS DIRECTOR STOCK OPTION AGREEMENT (this "Agreement") is made and entered into as of _____________________, 20__ by and between Therma-Wave, Inc., a Delaware corporation (the "Company"), and the director of the Company listed on the signature page hereto ("Optionee").

            Pursuant to the Company's 2000 Equity Incentive Plan (the "Plan"), the Company and the Optionee desire to enter into an agreement to evidence the grant by the Company to the Optionee of an option (the "Option") to acquire that number of shares of the Company's common stock, par value $0.01 per share (the "Common Stock") listed on the signature page hereto (the "Option Shares"). Capitalized terms used herein and not otherwise defined are defined in Section 6 hereof.

            The parties hereto agree as follows:

            1. Option Grant. The Company hereby grants to the Optionee, pursuant to the Plan, an Option to purchase the Option Shares at a price per share equal to that amount listed on the signature page hereto (the "Exercise Price"). The Exercise Price and the number of Option Shares will be equitably adjusted for any stock split, stock dividend, reclassification or recapitalization of the Company which occurs subsequent to the date of this Agreement. The Option is not intended to be an "incentive stock option" within the meaning of Section 422A of the Code.

            2. Exercise of Option.

            (1) Normal Vesting. The Option granted hereunder may be exercised only to the extent it has become vested. The Option shall vest and become exercisable with respect to the following number of Option Shares (set forth on a cumulative basis): (i) 25% of the Option Shares on the first year anniversary of the Grant Date; (ii) 2.083% of the Option Shares each month on the thirteenth
(13th) through the forty eighth (48th) monthly anniversary of the Grant Date (each a "Vesting Date"), if and only if the Optionee is, and has been, continuously serving as a director of the Company from the Grant Date through the applicable Vesting Date.

            (2) No Vesting After Termination Date. The Option shall cease to vest after the Termination Date. Any portion of the Option which has vested and become exercisable prior to the Termination Date shall remain exercisable for the period set forth in Section 3.

            (3) Procedure for Exercise. At any time prior to the Expiration Date, Optionee may exercise all or a portion of the Option (to the extent vested), which has not expired pursuant to subsection 3(b) below by delivering written notice of exercise to the Company, together with (i) a written acknowledgment that Optionee has read and has been afforded an opportunity to ask questions of members of the Company's management regarding all financial and other information provided to Optionee regarding the Company and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of payment in cash, check, other shares of capital stock of the Company or any combination of the foregoing. As a condition to any exercise of the Option, Optionee will permit the Company to deliver to him all financial and other information regarding the Company and its Subsidiaries which it believes necessary to enable Optionee to make an informed investment decision. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse.

            3. Expiration of Option.

            (1) Normal Expiration. In no event shall any part of the Option be exercisable after the Expiration Date.

            (2) Expiration Upon Termination Date. Any portion of the Option that was not vested and exercisable on the Termination Date shall expire on such date and may not be exercised thereafter under any circumstance. Any portion of the Option that was vested and exercisable on the Termination Date shall expire on the earlier of (i) three months after the Termination Date (or 12 months after the Termination Date if the termination was caused by Optionee's death, disability or retirement) and (ii) the Expiration Date and may not be exercised thereafter under any circumstance.

            (3) Non-Transferability of Option. The Option is personal to Optionee and is not transferable by Optionee except pursuant to the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

            4. Adjustments upon Dissolution, Merger or Asset Sale.

            (1) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Board shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Option will terminate immediately prior to the consummation of such proposed action.

            (2) Change in Control. In the event of a Change in Control any Option awarded under this Agreement not previously vested shall become fully vested and fully exercisable immediately upon the Change in Control.

            5. Definition of Option Shares. For all purposes of this Agreement, Option Shares will continue to be Option Shares in the hands of any holder other than Optionee (except for the Company, purchasers pursuant to an offering registered under the 1933 Act and subsequent transferees), and each such other holder of Option Shares will succeed to all rights and obligations attributable to Optionee as a holder of Option Shares hereunder. Option Shares will also include shares of the Company's capital stock issued with respect to Option Shares by way of a stock split, stock dividend or other recapitalization.

            6. Definitions. The following terms are defined as follows:

            "1933 Act" means the Securities Act of 1933, as amended from time to time.

            "Affiliate" means, with respect to any Person, any other Person who is controlling, controlled by, or under common control with such Person and, in the case of a Person which is a partnership, any partner of such Person.

            "Board" means the Company's Board of Directors.

            "Change in Control" means the occurrence of any of the following:

            (1) When any "person" as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and as used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) of the Exchange Act but excluding the Company and any Subsidiary and any employee benefit plan sponsored or maintained by the Company or any Subsidiary (including any trustee of such plan acting as trustee), directly or indirectly, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, as amended from time to time), after the effective date of the Plan, of securities of the Company representing 50 percent or more of the combined voting power of the Company's then outstanding securities;

            (2) When, during any period of 24 consecutive months during the existence of the Plan, the individuals who, at the beginning of such period, constitute the Board (the "Incumbent Directors") cease for any reason other than death to constitute at least a majority thereof, provided, however, that a director who was not a director at the beginning of such 24-month period shall be deemed to have satisfied such 24-month requirement (and be an Incumbent Director) if such director was elected by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually (because they were directors at the beginning of such 24-month period) or by prior operation of this provision; or

            (3) The consummation of a transaction involving the acquisition of the Company by an entity other than the Company or a Subsidiary through purchase of assets, by merger, or otherwise.

            "Code" means the Internal Revenue Code of 1986, as amended from time to time.

            "Common Stock" means, collectively, the Company's common stock, par value $0.01 per share.

            "Expiration Date" means, with respect to any Option, the date which is the tenth anniversary of the date hereof.

            "Grant Date" means the date the Board approves the grant by the Company to the Optionee of the Option governed by this Agreement.

            "Option Shares" means (i) all shares of Common Stock purchased pursuant to the Options granted pursuant to this Agreement and (ii) all shares of Common Stock issued with respect to Common Stock referred to in clause (i) by way of stock dividend or stock split or in connection with a recapitalization or other reorganization affecting the Common Stock.

            "Person" means an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

            "Plan" has the meaning set forth in the preamble.

            "Subsidiary" means any corporation of which shares of stock having a majority of the general voting power in electing the board of directors are, at the time as of which any determination is being made, owned by the Company either directly or through its Subsidiaries.

            "Termination Date" means the date that Optionee ceases to serve as a director of the Company for any reason.

            7. Notices. Any notice provided for in this Agreement must be in writing and must be personally delivered, received by certified mail, return receipt requested, or sent by guaranteed overnight delivery service, to the Optionee at the address appearing on the signature page hereto and to the other recipients at the address indicated below:

      To the Company:

            Therma-Wave, Inc.
            1250 Reliance Way
            Fremont, California 94539
            Attn:  President

      and

            Kirkland & Ellis
            777 South Figueroa Street
            Los Angeles, CA  90017
            Attn:   Eva Davis
or such other address or to the attention of such other person as the recipient party will have specified by prior written notice to the sending party. Any notice under this Agreement will be deemed to have been given when so delivered or mailed.

            8. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

            9. Complete Agreement. This Agreement and the Plan embody the complete agreement and understanding among the parties and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way. Without limiting the foregoing, all existing stock option agreements between the Company and/or the Company's existing stockholders and Optionee are hereby cancelled and terminated.

            10. Counterparts. This Agreement may be executed in separate counterparts, each of which will be deemed to be an original and all of which taken together will constitute one and the same agreement.

            11. Successors and Assigns; Transfer. This Agreement is intended to bind and inure to the benefit of and be enforceable by Optionee, the Company, and their respective successors and assigns, provided that Optionee may not assign any of his or her rights or obligations, except as expressly provided by the terms of this Agreement.

            12. Governing Law. The corporate law of the State of Delaware will govern all questions concerning the relative rights of the Company and its stockholders. All other issues concerning the enforceability, validity and binding effect of this Agreement will be governed by and construed in accordance with the laws of the State of California, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of California.

            13. Remedies. The parties hereto acknowledge and agree that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party hereto will have the right to injunctive relief, in addition to all of its other rights and remedies at law or in equity, to enforce the provisions of this Agreement.

            14. Effect of Transfers in Violation of Agreement. The Company will not be required (a) to transfer on its books any Option Shares which have been sold or transferred in violation of any of the provisions set forth in this Agreement or (b) to treat as owner of such Option Shares, to accord the right to vote as such owner or to pay dividends to any transferee to whom such Option Shares have been transferred in violation of this Agreement.

            15. Amendments and Waivers. The Board may at any time amend, alter, suspend or terminate the Plan without the consent of any Optionee; provided, however, that no amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee.

            16. Therma-Wave, Inc. 2000 Equity Incentive Plan. The grant of any Option hereunder is pursuant to and subject to all of the terms and conditions of the Plan.

            IN WITNESS WHEREOF, the parties have executed this Director Stock Option Agreement on the day and year first above written.


                                    THERMA-WAVE, INC.

                                    -----------------------------------
                                    By: L. RAY CHRISTIE
                                    Its:  Vice President Finance & CFO


                                    OPTIONEE:



                                    -----------------------------------
                                    Name:

                                    Address (please print):

                                    -----------------------------------

                                    -----------------------------------


                                    Number of Option Shares:  ______________

                                    Exercise Price:  $___________

                                    [insert closing price on trading date
                                    immediately preceding date of Board
                                    authorization of this agreement]